SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 1)

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 13, 2001

                            Cox Communications, Inc.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                              --------------------
         (State or other jurisdiction of incorporation or organization)


                  1-6590                           58-2112288
              -------------                     -------------------
        (Commission File Number)      (I.R.S. Employer Identification Number)


              1400 Lake Hearn Drive
                 Atlanta, Georgia                         30319
      ------------------------------------             -------------
      (Address of principal executive offices)          (Zip Code)


                                 (404) 843-5000
                             -----------------------
              (Registrant's telephone number, including area code)

Item 5.           Other Events.


         On February 13, 2001, Cox Communications, Inc. ("Cox") issued a press release announcing a proposed private offering of its convertible senior notes. A copy of the press release was filed as Exhibit 99.1 to the original report on Form 8-K dated February 13, 2001 and filed February 20, 2001 (the "Original 8-K").

         On February 23, 2001, Cox issued and sold $685 million aggregate principal amount at maturity of Convertible Senior Notes due 2021. Each note is convertible into 11.8135 shares of Cox's Class A common stock and matures on February 23, 2021. The issue price per note was $695.03 per note, or 69.503% of the principal amount at maturity, and cash interest on the notes at a rate of 0.348% per year on the principal amount at maturity will be payable semi-annually. Cash interest will be payable on February 23 and August 23 of each year, beginning on August 23, 2001. The rate of cash interest and accrual of original issue discount represent a yield to maturity of 2.25% per year. In addition, Cox granted the initial purchasers of the convertible notes an option to purchase up to an additional $108 million aggregate principal amount at maturity of the notes to cover over-allotments.

         Also on February 23, 2001, Cox Enterprises, Inc. ("CEI") issued and sold $450 million aggregate principal amount of 2% Exchangeable Senior Notes due 2021. Each note is exchangeable for 16.5115 shares of Cox's Class A common stock and matures on February 15, 2021. Cash interest on the notes at a rate of 2% per year will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 2001. In addition, CEI granted the initial purchasers of the exchangeable notes an option to purchase up to an additional $50 million aggregate principal amount of the notes to cover over-allotments. Cox will not receive any proceeds from the issuance of the exchangeable notes by CEI.

         In connection with these offerings, Cox agreed to file one or more registration statements to register the resale of its convertible notes and the shares of Class A common stock issuable upon conversion of such notes, as well as the resale of shares of Class A common stock deliverable upon exchange of the CEI notes.

         In connection with the offering, Cox provided the following updated information with respect to legal proceedings in the Original 8-K:

         Cox and certain subsidiaries are defendants in two putative subscriber class action suits in state courts in Louisiana and Texas initiated between October 17, 1997 and December 17, 1998. The suits challenge the propriety of late fees charged by the subsidiaries to customers who fail to pay for services in a timely manner. The suits seek injunctive relief and various formulations of damages under certain claimed causes of action under various bodies of state law. These actions are in various stages of defense. The actions are being defended vigorously. The outcome of these matters cannot be predicted at this time. Five similar suits that had been pending in Nevada, Indiana, Arizona and Florida have been settled and dismissed; one similar suit that had been pending in Nebraska was dismissed with prejudice.

         On November 10, 1999, Fred and Roberta Lipschutz, Arthur Simon and John Galley III, on behalf of themselves and all persons similarly situated, filed a putative class action suit against Cox and thirteen other defendants in the United States District Court for the Central District of California. The action alleges that a putative class defined as all persons who since November 10, 1995, have purchased broadband Internet data transmission services from a "cable company defendant" has been injured because alleged agreements among the "cable company defendants" and/or the "cable company defendants" and defendants @Home Corporation, also referred to as Excite@Home, and RoadRunner have required the putative class to purchase both Internet data transmission services and interface/content services from @Home or RoadRunner. The complaint asserts claims under Section 1 of the Sherman Antitrust Act, the California Cartwright Act, and California unfair competition law and seeks injunctive relief and compensatory and treble damages. An amended complaint adding additional named plaintiffs was filed on December 30, 1999, and Cox filed its answer to the amended complaint on January 19, 2000. Discovery is pending. Cox intends to defend this action vigorously. The outcome of this matter cannot be predicted at this time.

         Cox's subsidiary Cox California Telcom, L.L.C. is a defendant in three putative class action lawsuits and one additional non-class action suit that were filed in state and federal courts in California relating to the unauthorized publication of information pertaining to approximately 11,400 Cox telephone customers in the PacBell 2000 White Pages and 411 directory and in the Cox TelTrust information directory. The lawsuits assert various causes of action for breach of contract, invasion of privacy, negligence, commission of fraudulent or unfair business acts and practices in violation of California
Business & Professions Code Section (c) 17-200 and violation of California Public Utilities Code Section (c) 2891 and 2891.1. The suits seek damages and injunctive relief. CoxTelcom, along with PacBell, has commenced reclaiming tainted PacBell White Pages and reprinting and redistributing corrected books. The parties to two of the class action lawsuits have entered into a stipulation of settlement, which is pending court approval. Cox intends to defend the remaining actions vigorously, though the outcome cannot be predicted at this time.

         Jerrold Schaffer and Kevin J. Yourman, on May 26, 2000 and May 30, 2000, respectively, filed class action lawsuits in the Superior Court of the State of California for the County of San Mateo on behalf of themselves and all other shareholders of @Home Corporation as of March 28, 2000 except for defendants seeking (a) to enjoin consummation of a March 28, 2000 letter agreement among Excite@Home's principal cable partners, including Cox, and (b) unspecified compensatory damages. Cox and David Woodrow, Cox's former Executive Vice President, Business Development, among others, are named defendants in both lawsuits. Mr. Woodrow formerly served as Cox's representative on the Excite@Home board of directors. For a more detailed description of the letter agreement, refer to Note 4 to Cox's unaudited consolidated financial statements filed on Form 10-Q for the quarterly period ended September 30, 2000. The plaintiffs, who continue to seek unspecified compensatory damages, assert that the defendants breached purported fiduciary duties of care, candor and loyalty to the plaintiffs by entering into the letter agreement and/or taking certain actions to facilitate the consummation of the transactions contemplated by the letter agreement. Pursuant to an agreement with the plaintiffs, the defendants have yet to answer the complaint. Defendants however have filed motions to dismiss on jurisdiction grounds which have been fully briefed and are awaiting a ruling by the court. Cox intends to vigorously defend this matter.

         On November 14, 2000, GTE.NET, LLC d/b/a Verizon Internet Solutions and Verizon Select Services, Inc. filed its suit against CoxCom, Inc. and Cox in the District Court for the Southern District of California. Verizon alleged that Cox and its subsidiary have violated various sections of the Communications Act of 1934 by allegedly refusing to provide Verizon with broadband telecommunications service and interconnection, among other things. On November 29, Verizon amended its Complaint to add CoxCom, Inc. as an additional defendant. Verizon seeks various forms of relief, including injunctive relief and damages. Cox intends to defend vigorously the action and, on January 8, 2001 filed a Motion to Dismiss or in the Alternative to Stay on Primary Jurisdiction Grounds. Cox also filed a Motion to Dismiss for Lack of Personal Jurisdiction. Prior to filing its responses to the Motions, Verizon filed a Motion for Summary Judgment on Prayers for Declaratory and Injunctive Relief. The Court granted Cox's ex parte Motion for an order continuing the hearing on the Summary Judgment Motion pending a ruling on Cox's jurisdictional motions. Oral argument on the jurisdictional motions is scheduled for February 20, 2001.

         On February 6, 2001, plaintiffs Kimberly D. and William L. Bova, on behalf of themselves individually and a putative class of subscribers, sued Cox in United States District Court for the Western District of Virginia. The putative class includes persons outside of California, Nevada, Arizona and Idaho who on or after November 1, 2000 purchased broadband Internet access services from Cox and paid a franchise fee on those services. The suit assets that the collection of franchise fees by Cox from its broadband Internet access service subscribers outside of the Ninth Circuit is unlawful under the Telecommunications Act of 1996 and seeks restitution of all such fees collected. Cox's response to the complaint is due March 19, 2001, and Cox intends to defend the action vigorously.

         Cox and its subsidiaries are parties to various other legal proceedings which are ordinary and incidental to its business. Management does not expect that any of these other currently pending legal proceedings will have a material adverse impact on Cox's consolidated financial position, results of operations or cash flows.


Item 7.           Financial Statements and Exhibits


         (a)        Not applicable.


         (b)        Not applicable.


         (c)        Exhibits.

                    1.1 Purchase Agreement, dated as of February 15, 2001, among Cox Communications, Inc. and Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, ABN AMRO Rothschild LLC, Fleet Securities, Inc., J.P. Morgan Securities Inc. and SG Cowen Securities Corporation (collectively, the "Initial Purchasers").

                    4.1 Registration Rights Agreement, dated as of February 23, 2001, by and among Cox Communications, Inc. and the Initial Purchasers.

                    4.2  Registration Rights Agreement, dated as of February 23,
                         2001,  by  and  among  Cox   Enterprises,   Inc.,   Cox
                         Communications, Inc. and the Initial Purchasers.

                    4.3 Form of Fourth Supplemental Indenture, dated as of February 23, 2001, between Cox Communications, Inc. and The Bank of New York, as trustee.

                    99.1 Press Release dated February 13, 2001  (incorporated by reference to the corresponding exhibit filed with the Original 8-K).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            COX COMMUNICATIONS, INC.



Dated:  February 28, 2001                   By:  /s/ Mark W. Major
                                                 ----------------------
                                                 Mark W. Major
                                                 Treasurer